EXHIBIT 5.1

DENTONS US LLP

2000 McKinney Avenue, Suite 1900

Dallas, Texas 75201

August 11, 2016

Weingarten Realty Investors

2600 Citadel Plaza Drive, Suite 125

Houston, Texas 77008

Ladies and Gentlemen:

We are acting as securities counsel for Weingarten Realty Investors, a Texas real estate investment trust (the "Company"), in connection with the registration of $250,000,000 aggregate principal amount of the Company's 3.250% Notes due 2026 (the "Notes") under the prospectus supplement dated August 2, 2016 supplementing the prospectus dated September 29, 2014 (collectively, the "Prospectus") that forms part of the Company's Registration Statement on Form S-3 (File No. 333-198994) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Notes, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable in connection with this opinion, including (a) the Declaration of Trust of the Company and the Bylaws of the Company, each as amended, (b) the Indenture, dated as of May 1, 1995, as amended by a First Supplemental Indenture, dated as of August 2, 2006, and a Second Supplemental Indenture, dated as of October 9, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (successor in interest to J.P. Morgan Trust Company, National Association), as trustee, (c) the Registration Statement, (d) the Prospectus, (e) resolutions of the Board of Trust Managers of the Company adopted at a meeting held on July 28, 2016 and (f) resolutions of the Pricing Committee of the Board of Trust Managers of the Company adopted at a meeting held on August 2, 2016. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the authenticity of the originals of such copies and the authenticity of telegraphic or telephonic confirmations of public officials and others. As to facts material to our opinion, we have relied upon certificates or telegraphic or telephonic confirmations of public officials and certificates, documents, statements and other information of the Company or representatives or officers thereof.

The opinions set forth below address the effect on the subject transaction only of the federal laws of the United States and the internal laws of the State of Texas, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.	The Company has the real estate investment trust power to create the obligation evidenced by the Notes.

2.	The Notes have been duly authorized for issuance by the Company.

We consent to the filing of this opinion as an exhibit to the Form 8-K, filed with the Commission on or around August 11, 2016. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Dentons US LLP